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                                                                    Exhibit 17.3

UBID.COM(TM)
WHERE YOU SET THE PRICE(TM)
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April 10, 20000



Stephen G. Schafer
Jaffe, Raitt, Heuer & Weiss
One Woodward Avenue
Suite 2400
Detroit, MI 48226

Dear Mr. Schafer:

Due to a variety of projects which I have undertaken and the growth of uBid, Inc., I would like to resign from the Board of Directors of D.I.Y. Home Warehouse, Inc. effective immediately.

Thank you for your assistance.

Sincerely,


/s/ Gregory K. Jones
Gregory K. Jones
CEO
uBid, Inc.



cc:   Fred A. Erb
      John M. Erb
      Clifford L. Reynolds
      John A. Shields
      Mark A. Timmerman
      Ira J. Jaffe
      R. Scott Eynon


                                                                    www.ubid.com
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773-272-5000-fax 773-272-4000  8550 west bryn mawr suite 200, chicago, il. 60631